EXHIBIT 5.1

HNI Corporation 600 East Second Street P.O. Box 1109 Muscatine, Iowa 52761-0071

May 9, 2017

Re:	HNI Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by HNI Corporation, an Iowa corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) 3,400,000 shares (the “Stock Plan Shares”) of common stock, par value $1.00 per share, of the Company (“Common Stock”) that may be issued under the HNI Corporation 2017 Stock-Based Compensation Plan (the “Stock Plan”), (ii) 300,000 shares (the “2017 Equity Plan Shares”) of Common Stock that may be issued under the 2017 Equity Plan for Non-Employee Directors of HNI Corporation (the “2017 Equity Plan”) and (iii) 800,000 shares (the “MSPP Shares”) of Common Stock that may be issued under the HNI Corporation Members’ Stock Purchase Plan (the “MSPP” and, together with the Stock Plan and 2017 Equity Plan, the “Plans”). The Stock Plan Shares, the 2017 Equity Plan Shares and the MSPP Shares are referred to herein collectively as the “Registered Shares.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

I have examined the Registration Statement, the Company’s Articles of Incorporation, as amended, the Company’s Amended and Restated By-laws, as amended, the Plans, the resolutions adopted by the board of directors of the Company relating to the Plans, and the proposals adopted by the shareholders of the Company relating to the Plans at the Company’s 2017 Annual Meeting of Shareholders. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to me for examination. As to facts relevant to the opinions expressed herein, I have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, I am of the opinion each Registered Share newly issued pursuant to the Plans will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the respective Plan; and (iii) certificates representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the respective Plan.

This opinion letter is limited to the laws of the State of Iowa. I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not thereby admit I am in the category of persons for whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Steven M. Bradford
Senior Vice President, General Counsel and Secretary of HNI Corporation